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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated February 24, 1999 (except with respect to the matters discussed in Note 12, as to which the date is June 28, 1999) included herein and to all references to our firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP
                                          --------------------------------------
                                          ARTHUR ANDERSEN LLP
Boston, Massachusetts
January 26, 2000